Exhibit 99.1

GSI Group Emerges from Chapter 11 Reorganization

—Company Exits with Reduced Debt—

BEDFORD, MA July 23, 2010-—GSI Group Inc. (Pink Sheets: LASR.PK) (the “Company” or “GSI”) today announced that it has successfully emerged from its Chapter 11 restructuring. As previously announced, the Company had filed for Chapter 11 protection in the United States Bankruptcy Court for the District of Delaware (the “Court”) on November 20, 2009. On May 27, 2010, the Court entered an order approving and confirming the Final Fourth Modified Joint Chapter 11 Plan of Reorganization for the Company (and certain of its subsidiaries), as filed with the Court on May 24, 2010 and as supplemented on May 27, 2010 (the “Final Plan”).

The Company entered Chapter 11 reorganization with over $210 million in debt issued pursuant to 11% Senior Notes due 2013 (the “Senior Notes”). Today, the Company emerged with approximately $107 million in debt issued pursuant to 12.25% Senior Secured PIK Election Notes due 2014 and approximately $50 million in total unaudited (global) Cash (before payment of accrued professional fees and other bankruptcy payments in an amount of approximately $15 million). The Company’s shareholders prior to the emergence from bankruptcy retained approximately 86.1% of the Company’s capital stock following emergence (subject to the distribution of shares placed in reserve pending resolution of certain litigation matters unrelated to the Chapter 11 Cases). The remaining 13.9% of the Company’s capital stock was issued to the holders of the Senior Notes in partial exchange of such notes and pursuant to the commitment of certain holders to backstop the rights offering.

“Today marks a new beginning for the Company,” said Michael E. Katzenstein, the Company’s Chief Restructuring Officer. “In reaching this milestone, we have strengthened our balance sheet, reduced our debt and created a structure that will allow us to grow our business and build on our industry position. We are proud to have completed a long and difficult process and positioned our business for growth and offer thanks to our loyal and valued customers, our supplier community and especially our committed leadership and employees worldwide.”

“The leaders of all the GSI group of companies remained focused on serving our customers by innovating, inventing and adapting, while the Company restructured,” said Katzenstein. “Now that the reorganization process is behind us, we look forward to further dedicating resources to help our customers succeed in their markets.”

As contemplated by the Plan, the Company’s board of directors was reconstituted and the members of the Company’s new board include the following individuals: Michael Katzenstein, the Company’s Chief Restructuring Officer; Byron O. Pond, a member of the former board of directors of the Company who will continue on the new board of directors; K. Peter Heiland and Stephen W. Bershad, each of whom brings over 20 years of experience in the technology industry to the Company’s board of directors; Eugene I. Davis, who has served on over 20 boards of directors of companies in the last 5 years; Ira J. Lamel, who brings significant accounting experience and knowledge to the board of directors; and Dennis J. Fortino, who has over 15 years of experience in the semiconductor and laser technology industries.

As of emergence, the Company’s common shares are quoted on Pink Sheets OTC Markets Inc. under the following new ticker symbol: LASR.PK.

“GSI exits Chapter 11 well positioned to grow in each of its principal markets as it continues to innovate and find new ways to apply and differentiate its products and services and we believe that the company is well situated to compete in today’s marketplace. We have a talented team, industry-leading technologies and an improved balance sheet. On behalf of the newly appointed board of the company, we will focus on attracting the highest level talent and long term leadership, improving the GSI companies’ market position and of course developing and inventing. I look forward to working with our executive team in order to promote this vision to customers and suppliers and to capitalize on all the opportunities in front of a revitalized GSI” said Stephen W. Bershad, former Chairman of the Equity Committee and a member of GSI’s new Board.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are quoted on Pink Sheets OTC Markets Inc. (LASR.PK).

More information about GSI is available on the company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s ability to grow its business and build on its industry position; the Company’s ability to improve its market position, apply and differentiate its products and services; the Company’s ability to compete in the market, innovate and attract employees and management; and other statements that are not historical facts.

These forward looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the highly unpredictable nature of the semiconductor and electronics materials processing industry; the potential adverse impact of the Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the Company’s ability to grow and increase profitability; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; failure to identify and manage weaknesses in internal controls; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to complete and file its delayed periodic reports with the SEC on a timely basis; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; the Company’s inability to recognize synergies of acquired businesses, including Excel; the results of the restructuring including the issuance of a substantial amount of equity securities in exchange for a portion of the Company’s current indebtedness and the dilutive impact of such issuance, and the incurrence of additional material obligations as part of any such restructuring. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Current Report on Form 8-K filed on June 4, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.